EXHIBIT 10.10

AMENDED AND RESTATED

EXECUTIVE EMPLOYMENT AGREEMENT

This Amended and Restated Executive Employment Agreement (this “Agreement”), by and among Independence Holding Company, a Delaware corporation (“IHC”), Actuarial Management Corporation, a California corporation (the “Company”), and Mr. Bernon R. Erickson, Jr., an individual resident in the State of California (the “Executive”), is made as of March 25, 2010.

Recitals

A.

IHC and the Executive are parties to that certain Amended and Restated Employment Agreement, dated as of April 1, 2007, and amended as of December 31, 2008 (the “Prior Agreement”), pursuant to which the Executive serves, inter alia, as Chief Health Actuary and Senior Vice President of IHC and Chief Executive Officer and President of the Company

B.

The Company wishes to employ the Executive, and the Executive wishes to be employed by the Company, in the capacity and on the terms and conditions set forth herein.

Terms and Conditions

In consideration of the mutual covenants contained herein, along with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

Employment

1.1.

Term of Employment.  The initial term of the employment agreed to hereunder shall commence on the date hereof and shall end at 11:59 p.m., New York City local time, on June 30, 2011 (the “Initial Employment Term”); provided, however, that such term of employment shall be automatically extended for successive one (1) year periods thereafter (each, an “Employment Renewal Period”), unless either the Company or the Executive shall, at least ninety (90) days prior to the expiration of the then-applicable term, have given written notice to the other party that such employment term shall not be so extended, in which case no such extension shall occur.  The Initial Employment Term together with each Employment Renewal Period, if any, are collectively referred to herein as the “Employment Term.”

1.2.

Term of Agreement.  The term of this Agreement shall commence on the date hereof and shall continue until any and all obligations of any party hereto to any other party hereto shall have been performed in-full or validly waived pursuant to the applicable provisions hereof (the “Agreement Term”).

1.3.

Nature of Duties.  The Executive shall be employed by the Company as its Chief Executive Officer and President.  In addition, the Executive shall be an executive officer of IHC, with title of no less apparent authority than that of Senior Vice President.  Except as provided herein, the Executive shall work exclusively for the Company and its corporate affiliates and shall, at each moment in time, have the actual authority, powers and duties (the “Duties”) with the Company customarily associated with the officer position the Executive then holds.  The Executive shall devote his full business time and effort to the performance of his duties for the Company, which he shall perform faithfully and to the best of his ability.  At all times during which the Executive remains an employee of the Company, the Executive shall, if elected, serve as a member of the Company’s board of directors and, at the request of IHC’s Secretary, as an officer or director of any other affiliate or subsidiary of IHC, in each case without

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additional remuneration therefor.  The Executive shall be subject to the Company’s policies, procedures and approval practices, as generally in effect and as the same may be modified from time-to-time.

1.4.

Place of Performance.  The Executive shall, at all times, be based only in the Company’s offices maintained within fifty (50) miles of Lafayette, California, and shall be capable of performing all duties of the Executive that the Company shall require of him (in accordance with the other terms hereof) in such office, except for required travel in the ordinary course of business of frequency not greater than is reasonable, equitable and customary within the applicable industry for executives of similar responsibility, under the circumstances.

2.

Compensation

2.1.

Base Salary.  The Company shall pay the Executive a base salary at an annual rate of three hundred nineteen thousand seven hundred twelve dollars ($319,712) (as the same may be adjusted upward from time to time in IHC’s sole and absolute discretion, the “Base Salary”).  The Base Salary shall be paid in conformity with the Company’s usual salary payment practices, as then generally in effect; provided, however, that the Base Salary set forth herein shall be made effective with respect to 2010 retroactively to January 1, 2010 by such method as the Company shall select.

2.2.

Bonus.  In addition, the Company shall pay to the Executive an annual bonus.  Such bonus shall, pursuant to the Company’s customary practice, be payable during the first quarter of a calendar year and shall be in respect of the most recently competed calendar year.  The parameters for determining the bonus payable during the first quarter of 2011 in respect of 2010 is set forth hereto as Annex A.  For purposes of clarity:  the parties hereto hereby agree that the provisions of Annex A are binding in respect of such 2010 bonus (payable in 2011) only, and that the parameters of any bonus to be paid during any Employment Renewal Term shall be agreed upon by the parties hereto.

2.3.

Benefits.  During the Agreement Term, the Executive shall be entitled to participate in all employee benefit plans and programs, including paid vacations, to the same extent generally available to the Company’s other officers, in accordance with the terms of those plans and programs; provided, however, that in no event shall the annual vacation time to which the Executive is entitled during each calendar year, as of January 1 of each such year be less than twenty (20) business days.

2.4.

Expenses.  Executive shall be entitled to receive prompt reimbursement for all reasonable and customary travel and business expenses incurred in connection with his employment, but must incur and shall account for those expenses in accordance with the policies and procedures established by the Company.

2.5.

Additional Compensation.   In addition, during the Term, the Company shall pay to the Executive: (i) annual dues and reasonable incidental expenses incurred for business purposes at a country club of Executive’s choosing, such club-related amounts not to exceed ten thousand dollars ($10,000) per year, in the aggregate; and (ii) an auto allowance not to exceed twenty-five thousand dollars ($25,000) per year, in the aggregate, applicable to all expenses incurred in business-related car use, such expenses including, without limitation, auto insurance, gasoline and maintenance.

3.

Termination; Change in Control

3.1.

Rights and Duties.  If the Executive’s employment by the Company is terminated, he shall be entitled to the amounts or benefits shown below, subject to the balance of this Section 3.  In the event of such a termination, the Company and the Executive shall have no further obligations to each other under this Agreement, except the Executive’s obligations under Section 4 and the mutual arbitration

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obligations and other rights and obligations set forth under Section 5, all of which shall survive any such termination.

3.2.

Qualifying Terminations.  Any of the following events resulting in a cessation of the Executive’s employment by the Company during the Employment Term shall constitute a “Qualifying Termination”: (i) discharge by the Company without Cause (as hereinafter defined); (ii) the Executive’s resignation with Good Reason (as hereinafter defined); (iii) the Executive’s death; (iv) the Executive’s Permanent Disability (as hereinafter defined); or (v) discharge of the Executive by the Company or its successor within twenty four (24) months following a Change in Control.

3.3.

Disqualifying Terminations.  Any of the following events resulting in a cessation of the Executive’s employment by the Company during the Employment Term shall constitute a “Disqualifying Termination”: (i) discharge by the Company with Cause; or (ii) the Executive’s resignation without Good Reason.

3.4.

Definitions.  For purposes of this Agreement, the following terms shall have the following meanings:

(A)

“Cause” means the existence of any of the following circumstances:

(i)

the Executive’s refusal to perform the Duties (other than by reason of physical or mental illness, injury, or condition), after the Executive has been given notice by the Company of such default and a reasonable opportunity to cure same;

(ii)

the Executive’s material failure to comply with applicable Company policies, as such may be amended from time to time, after the Executive has been given notice of such failure and a reasonable opportunity to cure same;

(iii)

the Executive’s breach of any of his obligations under Section 4 of this Agreement; or

(iv)

the Executive’s conviction of a felony or the Executive’s commission of any crime involving financial or accounting fraud upon the Company, its corporate affiliates or their respective clients or policyholders.

(B)

“Change in Control” means: (i) the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (or any comparable successor provision, the “Exchange Act”), other than stockholders (or affiliates thereof) of IHC as of the date hereof, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (A) the outstanding shares of common stock (on a fully diluted basis) of IHC or (B) the combined voting power of IHC’s then-outstanding voting securities entitled to vote generally in the election of directors of IHC; (ii) the consummation of a reorganization, merger or consolidation of IHC, in each case, with respect to which persons who were stockholders of IHC immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company; (iii) a liquidation or dissolution of IHC; or (iv) the sale of all or substantially all of IHC’s or of the Company’s assets, provided, however, that, for these purposes, IHC’s assets relating to the business of first-dollar (fully insured) health insurance shall be deemed to constitute “substantially all” of IHC’s assets.  The foregoing notwithstanding, in no event shall any transaction between or among affiliates of IHC as of the date hereto constitute a Change in Control.

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(C)

“Diminution in Responsibility” means any of the following:

(i)

a material diminution in the Executive’s authority, duties and responsibilities or the assignation to the Executive of duties and responsibilities that are materially inconsistent with the Executive’s apparent authority or title, considered equitably under the circumstances and with reference to executives with similar titles at companies within the Company’s industry; or

(ii)

other circumstances that would constitute “constructive termination” under applicable employment law.

(D)

   “Good Reason” means the existence of the following circumstance:

(i)

the Company’s or IHC’s breach of any material provision of this Agreement, after the Company or IHC (as the case may be) has been given notice of such breach and a reasonable opportunity to cure such breach;

(ii)

the occurrence of a Diminution of Responsibility; or

(iii)

a Non-Qualifying Change in Control Event.

(E)

“Non-Qualifying Change in Control Event” means the announcement of, or the entering into of a binding agreement, by the Company or IHC, in respect of, a Change in Control in which either (i) the proposed or intended acquirer in such a Change in Control does not agree to continue the Executive’s employment on the terms and conditions set forth herein for the remainder of the then-applicable Employment Term, and (ii) the ultimate parent of such acquirer does not guarantee, on an unconditional and full-recourse basis, such obligation to the Executive.

(F)

“Permanent Disability” means Executive’s inability substantially to perform his duties and responsibilities under this Agreement by reason of any physical or mental incapacity for a period of one-hundred-eighty (180) consecutive days, or two or more periods of ninety (90) consecutive days each in any seven hundred twenty (720) day period.

3.5.

Severance Payments.

(A)

Qualifying Termination.  In the event of a Qualifying Termination, the Executive (or his estate), subject to the Executive’s continued and uninterrupted adherence to the provisions of Section 4 hereof (for such duration as stated in Section 4) and the Executive’s (or his estate’s) execution of a release in form and substance reasonably acceptable to the Company, shall be entitled to receive the then-applicable Base Salary for the longer of: (i) twelve (12) months following the date of such Qualifying Termination and (ii) the period from the date of such Qualifying Termination until the natural expiration of the then-applicable Employment Term, as if such termination had not occurred (such longer period, the “Severance Period”), in all cases payable in accordance with the Company’s customary practices.

(B)

Disqualifying Termination.  In the event of a Disqualifying Termination, the Executive shall not be entitled to any payments or benefits after the date of such termination, except for (i) payments or extensions of benefits required under applicable laws and (ii) payments of compensation and reimbursement of expenses (in accordance with the terms hereof and the Company’s customary and reasonable practices) properly accrued as of such date.

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4.

Covenants of Executive

4.1.

Non-Compete.  The Executive agrees that, during the Employment Term and during any Severance Period, the Executive (including any entity controlled by the Executive, and any agent or employee of the Executive) shall not, directly or indirectly, compete with the business of the Company and its subsidiaries as then conducted (collectively, the “Prohibited Field”), or, directly or indirectly, own, manage or control, or participate in the ownership, management, or control of any corporation, partnership, proprietorship, firm, association or other business entity which so competes, without first obtaining the prior written consent of the president of the Company.  For purposes of clarity, this Section 4.1 prohibits actual competition with the Company within the Prohibited Field and/or employment with a competitor of the Company in any position or consulting arrangement in which the Executive’s duties relate in any material way to business activities in competition with the Company in the Prohibited Field.  The restrictions set forth in this paragraph extend to the entire United States of America.

4.2.

Non-Solicit.  The Executive agrees that, during any Severance Period, he shall not solicit for employment (or assist with such solicitation) any employee or former employee of the Company.  The restrictions set forth in the foregoing sentence apply to the solicitation of any person who is or, within one (1) year before the termination of the Executive’s employment by the Company, was an employee of the Company.  Additionally, the Executive agrees, during any Severance Period, not to solicit (or assist with such solicitation) any customer or client of the Company, if such solicitation or assistance could reasonably be expected to result in diversion of revenues from the business of the Company.  For the purpose of the restrictions set forth in the foregoing sentence, the terms “customer” and “client” include any person, private entity or governmental entity (or employee or agent thereof), within or outside the United States of America, with whom the Company does or has done business within the one (1) year preceding the termination of the Executive’s employment by the Company.

4.3.

Confidentiality.  During the Term and thereafter, (i) the Executive will not divulge, transmit or otherwise disclose (except as legally compelled by court order, and then only to the extent required, after prompt notice to the Company of any such order), directly or indirectly, other than in the regular and proper course of business of the Company, any confidential knowledge or information with respect to the operations, finances, organization or employees of the Company or its subsidiaries or affiliates, or with respect to confidential or secret processes, services, techniques, customers or plans with respect to the Company or its subsidiaries or its affiliates, including, but not limited to, producer lists, pricing information and customer lists; and (ii) the Executive will not use, directly or indirectly, any confidential information for the benefit of anyone other than the Company; provided, however, that the Executive has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become available to the public other than through disclosure by the Executive. All new processes, techniques, know-how, inventions, plans, products, patents and devices developed, made or invented by the Executive, alone or with others, while an employee of the Company which are related to the business of the Company, shall be and become the sole property of the Company, unless released in writing by the Company, and the Executive hereby assigns any and all rights therein or thereto to the Company.

4.4.

Proprietary Rights.  All files, records, correspondence, memoranda, notes or other documents (including, without limitation, those in computer-readable form) or property relating or belonging to the Company or its subsidiaries or its affiliates, whether prepared by  the Executive or otherwise coming into his possession in the course of the performance of his services under this Agreement, shall be the exclusive property of Company and shall be delivered to Company and not retained by the Executive (including, without limitations, any copies thereof) upon termination of the Executive’s employment by the Company for any reason whatsoever.

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4.5.

Equitable Relief.  The Executive acknowledges that a breach of his covenants contained in this Section 4 may cause irreparable damage to the Company and its subsidiaries and its affiliates, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Executive agrees that if he breaches any of the covenants contained in this Section 4, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief.  The parties agree that venue and jurisdiction for any civil action seeking any of the remedies provided in this Section 4.5 shall be exclusively in the state or federal courts located in Hennepin County, Minnesota, and that any such action shall be governed by and adjudicated under Minnesota law.

4.6.

Acknowledgements.  The Company and the Executive further acknowledge that the time, scope, geographic area and other provisions of this Section 4 have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the activities contemplated by this Agreement.  In the event that the agreements in this Section 4 shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, they shall be interpreted to extend only over the maximum period of time for which they may be enforceable and/or over the maximum geographical area as to which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action.

4.7.

Further Assurances. The Executive agrees to cooperate with the Company, during the Employment Term and thereafter (including following the Executive’s termination of employment for any reason), by making himself reasonably available to testify on behalf of the Company or any of its subsidiaries or  affiliates in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company or any affiliate or subsidiary thereof, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Company’s Board of Directors or its representatives or counsel, or representatives or counsel to the Company or any subsidiary or affiliate thereof as reasonably requested; provided, however that the same does not materially interfere with his then-current professional activities and is not contrary to the best interests of the Executive. The Company agrees to reimburse the Executive, on an after-tax basis, for all expenses actually incurred in connection with his provision of testimony or assistance.

4.8.

Non-Disparagement. The Executive agrees that, during the Employment Term and thereafter, (including following the Executive’s termination of employment for any reason) he will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations. Notwithstanding the foregoing, nothing in this Agreement shall preclude the Executive from making truthful statements or disclosures that are required by applicable law, regulation or legal process.

5.

General Provisions

5.1.

Governing Law.  The laws of the State of California (without giving effect to its conflict of laws principles) will govern all matters arising out of or relating to this Agreement and the transactions it contemplates, including, without limitation, its interpretation, construction, performance and enforcement.

5.2.

Notices

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(A)

Requirement of a Writing; Permitted Methods of Delivery.  Each party giving or making any notice, request, demand or other communication (each, a “Notice”) pursuant to this Agreement shall give such Notice in writing and use one of the following methods of delivery: (i) personal delivery; (ii) registered or certified mail (in each case, return receipt requested and postage prepaid); (iii) nationally recognized overnight courier (with all fees prepaid); or (iv) facsimile.

(B)

Addressees and Addresses.  Any party giving a Notice shall address the Notice to the appropriate person at the receiving party (the “Addressee”) at the address listed on the signature page of this Agreement or to another Addressee or another address as designated by a party in a Notice given pursuant to this Section 3.3.

(C)

Effectiveness of a Notice.  A Notice is effective only if the party giving the Notice has complied with Sections 5.2 (A) and (B) of this Agreement and if the Addressee has received the Notice.  A Notice shall be deemed to have been received as follows:

(i)

if a Notice is delivered in person, then upon delivery to the recipient’s address;

(ii)

if a Notice is sent by registered or certified U.S. Mail or nationally recognized overnight courier, three (3) business days after being mailed or delivered to such courier;

(iii)

if a Notice is sent by facsimile, upon receipt by the party giving the Notice of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the Addressee’s facsimile number; or

(iv)

if the Addressee rejects or otherwise refuses to accept the Notice, or if the Notice cannot be delivered because of a change in address for which no Notice was given, then upon the rejection, refusal or inability to deliver the Notice.

5.3.

Arbitration.  All controversies and claims arising under or relating to this Agreement, or the relationships or transactions contemplated hereby, are to be resolved by arbitration in accordance with the rules of the American Arbitration Association before a panel of three (3) arbitrators selected in accordance with those rules.  Any such arbitration is to be conducted in Minneapolis, Minnesota.  Such arbitrators are to apply the laws of the State of Minnesota, without regard to its conflict of laws principles. Each party shall submit to any court of competent jurisdiction for purposes of enforcing any award, order or judgment.  Any award, order or judgment pursuant to the arbitration is final and may be entered and enforced exclusively in any Minnesota state or federal court of competent jurisdiction.  The arbitration specified in this Section 5.3 is intended to be the exclusive remedy available to each such party to this Agreement, except as set forth in Section 4.5.

5.4.

Amendments.  The parties hereto may amend this Agreement only by a written agreement of all the parties hereto that identifies itself as an amendment to this Agreement.

5.5.

Waivers

(A)

No Oral Waivers.  The parties hereto may waive this Agreement or any part hereof only by a writing executed by the party or parties against whom the waiver is sought to be enforced.

(B)

Effect of Failure, Delay or Course of Dealing.  No failure or delay (i) in exercising any right or remedy, or (ii) in requiring the satisfaction of any condition, under this Agreement, and no

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act, omission or course of dealing between the parties shall operate as a waiver or estoppel of any right, remedy or condition.

(C)

Each Waiver for a Specific Purpose.  A waiver made in writing on one occasion shall be effective only in that instance and only for the purpose stated therein.  A waiver once given shall not be construed as a waiver of any future occasion.

5.6.

Severability.  If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect, so long as the essential terms and conditions of this Agreement for each party hereto remain valid, binding and enforceable.

5.7.

Entire Agreement.  Except as expressly stated in this Agreement: (i) this Agreement constitutes the final agreement among the parties hereto; (ii) it is the complete and exclusive expression of the parties’ agreement on the matters contained in this Agreement; (iii) all prior and contemporaneous negotiations and agreements among and between the parties on the matters contained in this Agreement are hereby expressly merged into and superseded by this Agreement; (iv) the provisions of this Agreement may not be explained, supplemented or qualified through evidence of trade usage or a prior course of dealings; (v) in entering into this Agreement, neither party hereto has relied upon any statement, representation, warranty or agreement of the other party; and (vi) there are no conditions precedent to the effectiveness of this Agreement.

5.8.

Counterparts.  The parties hereto may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement.  The signatures of all of the parties need not appear on the same counterpart, and delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this Agreement in the presence of the other parties to this Agreement.  This Agreement is effective upon delivery of one executed counterpart from each party hereto to each other party.

5.9.

Third-Party Beneficiaries.   Other than as expressly stated herein, this Agreement does not, and is not intended to, confer any rights or remedies upon any person other than the signatories.

5.10.

Successors.  This Agreement shall be binding upon, and shall inure to the benefit of, the Executive and the Executive’s estate.   The Executive may not assign or pledge this Agreement or any rights arising hereunder, except to the extent permitted under the terms of the benefit plans in which the Executive participates.  The Company may assign this Agreement without the Executive’s consent to any successor to its business that agrees in writing to be bound by this Agreement, after which assignment any reference to the “Company” in this Agreement shall be deemed to be a reference to such successor, and the Company thereafter shall have no further primary, secondary or other responsibilities, obligations or liabilities under this Agreement of any kind.

5.11.

Additional Acknowledgements

(A)

THE EXECUTIVE ACKNOWLEDGES THAT ALL UNDERSTANDINGS AND AGREEMENTS BETWEEN THE COMPANY AND THE EXECUTIVE RELATING TO THE SUBJECTS COVERED BY THIS AGREEMENT ARE CONTAINED IN IT AND THAT EXECUTIVE HAS ENTERED INTO THIS AGREEMENT VOLUNTARILY AND NOT IN RELIANCE ON ANY PROMISES OR REPRESENTATIONS BY THE COMPANY OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

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(B)

EXECUTIVE FURTHER ACKNOWLEDGES THAT EXECUTIVE HAS CAREFULLY READ THIS AGREEMENT, THAT EXECUTIVE UNDERSTANDS ALL OF IT, AND THAT THE EXECUTIVE HAS BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH THE EXECUTIVE’S PRIVATE LEGAL COUNSEL AND HAS AVAILED HIMSELF OF THAT OPPORTUNITY TO THE EXTENT THE EXECUTIVE WISHES TO DO SO.  THE EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT THE EXECUTIVE IS GIVING UP HIS RIGHT TO A JURY TRIAL AS TO CLAIMS ASSERTED PURSUANT TO SECTION 5.3.

5.12.

409A Tax Liability.  Any provision of this Agreement to the contrary notwithstanding, the Company will suspend paying the Executive any cash amounts that the Executive is entitled to receive pursuant to any section hereof during the six  (6) month period following termination of the Executive’s employment (the “409A Suspension Period”), unless the Company reasonably determines that paying such amounts in accordance with the applicable provisions hereof will not result in the Executive’s or the Company’s liability for additional tax or penalty under Section 409A of the Internal Revenue Code of 1986, as amended.  As soon as reasonably practicable after the end of the 409A Suspension Period, the Executive will receive a lump sum payment in cash for an amount equal to any cash payments that the Company does not make during the 409A Suspension Period.  Thereafter, the Executive will receive any remaining payments pursuant to the applicable section hereof, in accordance with the terms of such section (as if there had not been any suspension of payments).

5.13.

Prior Agreement.  As of the effectiveness of this Agreement, the Prior Agreement is hereby terminated and of no further force or effect.

5.14.

Guarantee.  IHC hereby unconditionally guarantees the Company’s performance of its obligations hereunder and hereby agrees that IHC shall be jointly and severally liable with the Company in respect of same.

[Signature page follows]

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EXHIBIT 10.10

THE PARTIES HERETO, INTENDING TO BE LEGALLY BOUND, have executed this Agreement as of the date first set forth above.

Mr. Bernon R. Erickson, Jr., an individual resident in the State of California /s/ Bernon R. Erickson, Jr.	Independence Holding Company, a Delaware limited liability company By: /s/ Roy T.K. Thung Name: Mr. Roy T.K. Thung Title: Chief Executive Officer and President
36 Corte De Oro Moraga, California 94556 Telephone No.: (925) 708-1213	485 Madison Avenue, 14th Floor New York, New York 10022 Attn: General Counsel Telephone No.: (212) 355-4141 Facsimile No.: (212) 754-3346
Actuarial Management Corporation, a California corporation By: /s/ Adam C. Vandervoort Name: Mr. Adam C. Vandervoort Title: Secretary
485 Madison Avenue, 14th Floor New York, New York 10022 Attn: General Counsel Telephone No.: (212) 355-4141 Facsimile No.: (212) 754-3346

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EXHIBIT 10.10

Annex A

2010 Bonus Determination (Payable in Q1 2011)

[THE EXECUTIVE'S ANNUAL BONUS IN RESPECT OF A COMPLETED CALENDAR YEAR WILL BE BASED ON THE COMPANY’S ACTUAL RESULTS DURING SUCH YEAR IN RELATION TO SPECIFIC PERFORMANCE CRITERIA, WHICH INVOLVE CONFIDENTIAL INFORMATION, AND PAYMENTS MAY BE LESS THAN THE ESTABLISHED TARGET AMOUNTS. THE COMPANY HAS REDACTED THE SPECIFIC PERFORMANCE CRITERIA FROM THIS AGREEMENT IN RELIANCE ON INSTRUCTION 4 TO ITEM 402(B) OF REGULATION S-K UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, BECAUSE THE DISCLOSURE OF SUCH CONFIDENTIAL INFORMATION WOULD CAUSE COMPETITIVE HARM TO THE COMPANY.]

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